EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) filed with the Securities and Exchange Commission on February 12, 2009, pertaining to the Patriot Coal Corporation 401(k) Retirement Plan, of our report dated February 29, 2008, with respect to the consolidated financial statements and schedule of Patriot Coal Corporation included in its Annual Report (Form 10-k) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
St. Louis, Missouri
February 9, 2009